Exhibit 5.1

200 Clarendon Street
Boston, Massachusetts 02116
Tel: +1.617.948.6000 Fax: +1.617.948.6001
www.lw.com

FIRM / AFFILIATE OFFICES
	Austin	Milan
	Beijing	Moscow
	Boston	Munich
	Brussels	New York
	Century City	Orange County
	Chicago	Paris
	Dubai	Riyadh
	Düsseldorf	San Diego
	Frankfurt	San Francisco
	Hamburg	Seoul
	Hong Kong	Shanghai
November 17, 2021	Houston	Silicon Valley
	London	Singapore
	Los Angeles	Tokyo
	Madrid	Washington, D.C.

Desktop Metal, Inc.

63 3rd Avenue

Burlington, MA 01803

Re:       Registration Statement on Form S-8; 86,020 shares of Desktop Metal, Inc. Class A common stock, $0.0001 par value per share

To the Addressee above:

We have acted as special counsel to Desktop Metal, Inc., a Delaware corporation (the “Company”), in connection with the proposed issuance by the Company of up to 86,020 shares (the “Shares”) of Class A common stock of the Company, $0.0001 par value per share, issuable upon the exercise of unvested stock options outstanding under The ExOne Company 2013 Equity Incentive Plan (the “ExOne 2013 Equity Incentive Plan”), which the Company assumed pursuant to the Agreement and Plan of Merger (the “Merger Agreement”) by and between the Company, Texas Merger Sub I, Texas Merger Sub II, LLC, and The ExOne Company. Upon consummation of the merger on November 12, 2021, all such unvested stock options became the right to purchase the Shares in accordance with the terms and calculations set forth in the Merger Agreement. The Shares are included in a registration statement on Form S-8 under the Securities Act of 1933, as amended (the “Act”), filed with the Securities and Exchange Commission (the “Commission”) on November 19, 2021 (the “Registration Statement”). This opinion is being furnished in connection with the requirements of Item 601(b)(5) of Regulation S-K under the Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement or related prospectus, other than as expressly stated herein with respect to the issue of the Shares.

November 17, 2021

As such counsel, we have examined such matters of fact and questions of law as we have considered appropriate for purposes of this letter. With your consent, we have relied upon certificates and other assurances of officers of the Company and others as to factual matters without having independently verified such factual matters. We are opining herein as to the General Corporation Law of the State of Delaware and we express no opinion with respect to any other laws.

Subject to the foregoing and the other matters set forth herein, it is our opinion that, as of the date hereof, when the Shares shall have been duly registered on the books of the transfer agent and registrar therefor in the name or on behalf of the purchasers, and have been issued by the Company for legal consideration in excess of par value in the circumstances contemplated by the Merger Agreement, assuming in each case that the individual grants or awards under the ExOne 2013 Equity Incentive Plan are duly authorized by all necessary corporate action and duly granted or awarded and exercised in accordance with the requirements of law and the ExOne 2013 Equity Incentive Plan (and the agreements and awards duly adopted thereunder and in accordance therewith), the issue and sale of the Shares will have been duly authorized by all necessary corporate action of the Company, and the Shares will be validly issued, fully paid and nonassessable. In rendering the foregoing opinion, we have assumed that the Company will comply with all applicable notice requirements regarding uncertificated shares provided in the General Corporation Law of the State of Delaware.

This opinion is for your benefit in connection with the Registration Statement and may be relied upon by you and by persons entitled to rely upon it pursuant to the applicable provisions of the Act. We consent to your filing this opinion as an exhibit to the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Latham & Watkins LLP